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                                                                    Exhibit 99.1


           FOILMARK, INC. ANNOUNCES PROFITABLE RESULTS FOR FISCAL YEAR
                             ENDED DECEMBER 31, 1998


Newburyport, MA, February 26, 1999. Foilmark, Inc. (The NASDAQ National Market:
FLMK) today announced financial results for the fourth quarter and year ended December 31, 1998.

For the fourth quarter of 1998, sales were $7,172,603, a decrease of 3.1%, compared to $7,405,184 for the fourth quarter of 1997. There was a net loss for the quarter of $172,604, or $.04 per share compared to a profit from continuing operations of $244,892, or $.06 per share for the three months ended December 31, 1997.

For the year, sales were $30,886,135, a decrease of 7.5%, compared to 1997 sales of $33,379,482. The 1997 figures included a non-recurring sale of specialized equipment totaling $1.9 million. Excluding this sale, revenue from the year decreased by 1.9%. Net income from continuing operations for the year was $356,740, or $.09 per share as compared to $1,475,279, or $.35 for the year ended December 31, 1997, which included the impact from the non-recurring sale.

Commenting on the fourth quarter and year end results, Frank J. Olsen, Jr., Chairman, President and CEO stated, "1998 was a challenging year for Foilmark. The market for hot stamping foils continued to be highly competitive during all of 1998 due to industry wide manufacturing overcapacity and a softening in demand. Even though our unit sales increased over 1997 it did not offset the reduction in average selling prices leading to a reduction in revenues. Revenues in the FHI holographic group remained soft throughout the year as our largest customers did not finalize their strategic manufacturing plans until the fourth quarter.

Mr. Olsen went on to say, "The Imtran pad printing machine and printing supply division had a disappointing year. Although sales increased by 7.9% there was a substantial loss. In an effort to return to profitability, the Company has made certain managerial changes and adopted a program of cost reductions."

Mr. Olsen concluded by saying, "In November of 1998 we announced the entering into a merger agreement with HoloPak Technologies, Inc. We are working toward closing this transaction in the first half of 1999. Closing is subject to several conditions including approval by the shareholders of both HoloPak and Foilmark. We continue to believe that this merger will be beneficial to the future of the Company."


                                     (MORE)


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ABOUT FOILMARK, INC.

Foilmark, Inc. develops, manufactures and distributes value added hot stamping foils and holographic films used by the graphic arts, plastics and packaging industries, to decorate or enhance products and their packaging. It also produces image transfer equipment and printing supplies.

Foilmark's products are used on such items as cosmetic packaging, book covers, wine labels, greeting cards and hundreds of other consumer goods. Foilmark strives to offer value added products, coupled with a high level of customer and technical service to ensure our customers' success in bringing their products to market.

This press release contains forward-looking statements that involve numerous risks and uncertainties. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain facts, including those set forth in the Company's filing with the Securities and Exchange Commission.




CONTACTS:

Frank J. Olsen, Jr., President and CEO
(978) 462-7300 or

Philip Leibel, CFO
(978) 465-0618



Foilmark, Inc. press release and financial news available on the Internet at http://www.foilmark.com


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                         FOILMARK, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
            Three and Twelve Months Ended December 31, 1998 and 1997


                                                      THREE MONTHS        THREE MONTHS        TWELVE MONTHS        TWELVE MONTHS
                                                          ENDED               ENDED               ENDED                ENDED
                                                        12/31/98            12/31/97            12/31/98             12/31/97
                                                   -------------------- ------------------ ------------------   -------------------
Net sales                                                    7,172,603          7,405,184          30,886,135            33,379,482
Cost of sales                                                5,256,184          5,244,711          21,839,367            23,779,459
                                                   -------------------- ------------------ ------------------   -------------------

     Gross Profit                                            1,916,419          2,160,473           9,046,768             9,600,023

Selling general and administrative expenses                  2,062,733          1,741,909           7,865,290             6,776,146
                                                   -------------------  -----------------  ------------------   -------------------
                                                              (146,314)           418,564           1,181,478             2,823,877
                                                   -------------------  -----------------  ------------------   -------------------
Other income (expense):
     Interest expense - net                                   (178,291)           (48,010)           (726,265)             (403,201)
     Other income                                                8,093             26,122              23,363                38,122
                                                   -------------------  -----------------  ------------------   -------------------
        Income (loss) from continuing
   operations before income taxes                             (316,512)           396,676             478,576             2,458,798

Income tax benefit (expense)                                   143,908           (151,784)           (121,834)             (983,519)
                                                   -------------------  -----------------  ------------------   -------------------
     Income (loss) from continuing operations                 (172,604)           244,892             356,742             1,475,279

Discontinued operations:
     Loss from operations, net of
     income tax benefit                                              -           (150,216)                  -              (892,076)
     Loss upon disposition, net of
     income tax benefit                                              -                  -                   -            (3,894,400)
                                                   -------------------  -----------------  ------------------   -------------------
Net income (loss)                                             (172,604)            94,676             356,742            (3,311,197)
                                                   -------------------  -----------------  ------------------   -------------------
                                                   -------------------  -----------------  ------------------   -------------------
Net income (loss) per share
     From continuing operations-
     basic and diluted                             $             (0.04) $            0.06  $             0.09                  0.35
     From discontinued operations-
     basic and diluted                                               -              (0.04)                   -                (1.15)
                                                   -------------------  -----------------  ------------------   -------------------
     Net income (loss) per share-
     basic and diluted                             $             (0.04) $            0.02  $             0.09   $            (0.80)
                                                   -------------------  -----------------  ------------------   -------------------
                                                   -------------------  -----------------  ------------------   -------------------
Weighted average shares outstanding                          4,178,570          4,165,886           4,173,139             4,161,463
                                                   -------------------  -----------------  ------------------   -------------------
                                                   -------------------  -----------------  ------------------   -------------------

